OFFICE OF THE COMPTROLLER OF THE CURRENCY
Washington, D.C.  20219

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2007

1ST CENTURY BANK, NATIONAL ASSOCIATION
(Exact name of registrant as specified in its charter)

United States	20-0356618
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

OCC Charter Number: 24442

1875 Century Park East, Suite 1400
Los Angeles, California 90067
(Address of principal executive offices and zip code)

Bank’s telephone number, including area code: 310-270-9500

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

5.02(c)             On February 6, 2007, 1st Century Bank, N.A. (the “Bank”) named Dan T. Kawamoto, age 56, as interim Chief Financial Officer of the Bank, effective as of February 13, 2007.   Prior to joining the Bank, Mr. Kawamoto was an executive for over 15 years at Comerica Bank – Western Markets (“Comerica Bank”).  He served as the Division Executive Vice President - Personal Financial Services at Comerica Bank from 1998 to 2006.  In this capacity, Mr. Kawamoto was responsible for delivering all branch related services to external and internal customers; personal and business deposit pricing; hiring and training of branch staff; site selection; and execution of the new branch opening program in the Western Market for Comerica Bank.  From 1996 to 1997, Mr. Kawamoto served as the Chief Administrative Officer of Comerica Bank where he was the bank’s principal financial officer and was also responsible for the human resources, legal, and operations departments.  From 1991 to 1996, Mr. Kawamoto served as the Chief Financial Officer of Comerica Bank- California, after having served initially as the Chief Financial Officer of Plaza Bank of Commerce before its acquisition by Comerica Bank.  Mr. Kawamoto, a Certified Public Accountant, worked for 18 years as an accountant at the public accounting firm of Ernst & Young prior to joining Comerica Bank.  Mr. Kawamoto has not had any relationships with the Bank requiring disclosure under Item 404 of Regulation S-K.

5.02(b)     On February 5, 2007, Randall T. Hata, Senior Vice President and acting Chief Financial Officer of 1st Century Bank, N.A., submitted his written notification of his intention to resign in order to pursue new opportunities.  Mr. Hata’s resignation will become effective on February 15, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended and as adopted by the Office of the Comptroller of the Currency, the Bank has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Century Bank, National Association

Dated: February 9, 2007	By:	/s/ Jason P. DiNapoli
Jason P. DiNapoli
President and Chief Operating Officer